FOLEY & LARDNER

                                ATTORNEYS AT LAW

CHICAGO                          FIRSTAR CENTER                       SACRAMENTO
DENVER                     777 EAST WISCONSIN AVENUE                   SAN DIEGO
JACKSONVILLE            MILWAUKEE, WISCONSIN 53202-5367            SAN FRANCISCO
LOS ANGELES                 TELEPHONE (414) 271-2400                 TALLAHASSEE
MADISON                     FACSIMILE (414) 297-4900                       TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH
                              WRITER'S DIRECT LINE
                                 (414) 297-5660

EMAIL ADDRESS                                               CLIENT/MATTER NUMBER
rteigen@foleylaw.com                                                 060587/0102

                               September 27, 1999


Eastcliff Funds, Inc.
900 Second Avenue South
Suite 300
Minneapolis, Minnesota  55402

Gentlemen:

          We have acted as counsel for you in connection with the preparation of an Amended Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of Eastcliff Funds, Inc. Common Stock, $.01 par value, (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration Statement on Form N-1A; (b) your Articles of Incorporation and By-Laws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable.

          We hereby consent to the use of this opinion as an Exhibit to the Amended Registration Statement on Form N-1A. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                     Very truly yours,


                                     /s/ FOLEY & LARDNER
                                     --------------------------------
                                         FOLEY & LARDNER